Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2012, with respect to the financial statements appearing in the Registration Statement on Form S-1 (File 333-177230, effective April 10, 2012) of LendingClub Corporation filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933. We hereby consent to the incorporation by reference of said report in this Annual Report on Form 10-K/A for the year ended March 31, 2012.

/s/ GRANT THORNTON LLP

San Francisco, CA

July 27, 2012